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[LOGO OF GENWORTH FINANCIAL]                     Capital Brokerage Corporation
                                                 3001 Summer Street
                                                 Stamford, CT 06905
                                                 www.genworth.com

                         BROKER-DEALER SALES AGREEMENT

Name of Broker-Dealer:                  Address of Broker-Dealer:

This Agreement is made this __ day of __________, 20__ by and between Capital Brokerage Corporation, a Washington corporation with its principal office as listed above ("Capital Brokerage") and ________________, a ______________
corporation with its principal office as listed above ("Broker-Dealer").

In consideration of the mutual benefits to be derived and intending to be legally bound the parties hereby agree to the following terms and conditions:

SECTION I - DEFINITIONS

1.1 Genworth Life and Annuity Insurance Company ("Genworth Life & Annuity"), a Virginia corporation, and Genworth Life Insurance Company of New York ("Genworth Life of New York") a New York corporation, which have developed certain variable life insurance policies (hereafter referred to as "Policies", listed in Schedule A, which is attached hereto and made part of this Agreement) and certain variable annuity contracts (hereafter referred to as "Annuities", listed in Schedule A, which is attached hereto and made part of this Agreement) registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "1933 Act").

1.2 Capital Brokerage is a Broker-Dealer registered as such under the Securities Exchange Act of 1934 (the "1934 Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"). Genworth Life & Annuity and Genworth Life of New York have appointed Capital Brokerage as principal underwriter for the Policies and Annuities. Broker-Dealer is registered as a Broker-Dealer under the 1934 Act, is a member of the NASD and is properly licensed and appointed to promote, offer and sell the Policies and Annuities.

1.4 Registered Representatives are NASD registered individuals either employed by or associated with the Broker-Dealer, or duly licensed through an affiliated company of Broker-Dealer, and whom Broker-Dealer wishes to have appointed by Genworth Life & Annuity and/or Genworth Life of New York to sell Policies and Annuities ("Registered Representatives").

2.  REPRESENTATIONS AND WARRANTIES OF CAPITAL BROKERAGE

2.1 Capital Brokerage represents and warrants that:

    a. it has full power and authority to enter into this Agreement and that it has all appropriate licenses to carry on its business and to market the Policies and the Annuities;

    b. the 1933 Act Registration Statements pertaining to the Policies and the Annuities filed with the SEC have been declared effective;

Genworth Financial, Inc. and our family of companies remain affiliates of General Electric Company: American Mayflower Company of New York, Capital Brokerage Corporation, Federal Home Life Insurance Company, First Colony Life Insurance, Genworth Life of New York Assurance Company of New York, GE Group Life Assurance Company, GE Life and Annuity Assurance Company, GE Private Asset Management, Inc., General Electric Capital Assurance Company, General Electric Mortgage Insurance Corporation, Genworth Financial Asset Management, LLC., Professional Insurance Company, The Terra Financial Companies, Inc.

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    c.   the 1933 Act Registration Statements pertaining to the Policies and the Annuities comply or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act, the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations of the SEC; and

    d. the 1933 Act Registration Statements do not contain an untrue statement of a material fact or fail to state a material fact required to be stated.

2.2 Section 2.1c. shall not apply to statements made in or omissions from Registration Statements and any related materials, which statements or omissions were made in reliance upon written statements furnished by Broker-Dealer.

2.3 Capital Brokerage represents and warrants that it, or an affiliate of Capital Brokerage, will use its best efforts to obtain insurance licenses and appointments to allow Registered Representatives to sell the Policies or the Annuities provided Broker-Dealer cooperates in obtaining such licenses.

3.  REPRESENTATIONS OF BROKER-DEALER

3.1 Broker-Dealer represents and warrants that it has full power and authority to enter into this Agreement and that it has all appropriate licenses and or registrations to carry on its business and to market the Policies and the Annuities directly or through another subsidiary or affiliate that is properly licensed to sell insurance products.

3.2 Broker-Dealer represents and warrants that it is registered as a Broker-Dealer under the 1934 Act, is a member in good standing of the NASD, is bonded as required by all applicable laws and regulations, and that it, or a subsidiary or affiliate, has all insurance licenses required by the states in which the Broker-Dealer intends to market the Policies and the Annuities.

3.3 Broker-Dealer represents and warrants that all individuals recommended for licensing and appointment to sell the Policies and Annuities will be Registered Representatives who are appropriately registered with the NASD and who possess or can obtain all required insurance licenses.

3.4 Broker-Dealer further represents and warrants that:

    a. it made or will make a thorough and diligent inquiry and investigation relative to each Registered Representative it seeks to have appointed to sell the Policies and Annuities including an investigation of the Registered Representative's identity and business reputation;

    b. all Registered Representatives are or will be personally known to Broker-Dealer, are of good moral character, reliable, financially responsible and worthy of an insurance license;

    c. all examinations, training, and continuing educational requirements have been or will be met for the NASD and the specific state(s) in which Registered Representative is requesting an insurance license;

    d. if Registered Representative is required to submit to Genworth Life & Annuity and/or Genworth Life of New York a picture or a signature in conjunction with an application for an insurance license, that any such items forwarded to Genworth Life & Annuity and/or Genworth Life of New York will be those of Registered Representative and any evidence of a securities registration forwarded to Genworth Life & Annuity and/or Genworth Life of New York will be a true copy of the original;

    e. no Registered Representatives will apply for insurance licenses with Genworth Life & Annuity and/or Genworth Life of New York in order to place insurance on their life or property, the lives or property of their relatives, or property or lives of their associates;

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    f.   each Registered Representative will receive close and adequate supervision consistent with the requirements of the NASD, and Broker-Dealer will review, when necessary, any Policies or Annuities written by Registered Representative;

    g. Broker-Dealer will be responsible for all acts and omissions of its Registered Representatives within the scope of their appointment with Genworth Life & Annuity and/or Genworth Life of New York or as Registered Representatives;

    h. Broker-Dealer will not permit its Registered Representatives to act as insurance agents until properly trained (including training in the Policies and Annuities), licensed and appointed nor will Broker-Dealer pay compensation to any Registered Representative not properly licensed and appointed to sell the Policies and Annuities;

    i. Broker-Dealer will immediately notify Capital Brokerage and Genworth Life & Annuity and/or Genworth Life of New York of any change in the NASD registration or insurance licensing status of any Registered Representative and will maintain a list of all Registered Representatives authorized to sell the Policies or the Annuities;

    j. Broker-Dealer agrees to indemnify, defend and hold Genworth Life & Annuity, Genworth Life of New York, and Capital Brokerage harmless against any losses, claims, damages, liabilities or expenses, including reasonable attorneys fees, to which Capital Brokerage, Genworth Life & Annuity, or Genworth Life of New York may be liable to the extent that the losses, claims, damages, liabilities or expenses, including reasonable attorneys fees, arise out of allegations that Broker-Dealer did not have the right or authority to make discretionary purchases or to make or change a client's asset allocation; and

    k. Broker-Dealer, in the conduct of its business selling Policies and the Annuities, shall observe high standards of commercial honor and just and equitable principles of trade consistent with the Conduct Rules of the NASD.

    l. With respect to any diskettes, CD-ROMs or other software supplied to Broker-Dealer and/or its Registered Representatives by Genworth Life & Annuity, Genworth Life of New York or Capital Brokerage (the "Software"), Broker-Dealer agrees:

         (1) not to make any modifications the Software;

         (2) to update the Software with any required current information upon notice thereof by the Genworth Life & Annuity, Genworth Life of New York, Capital Brokerage or its marketing affiliates;

         (3) not to reproduce the Software except for back-up purposes or where more than one computer is used on your premises; and

         (4) not to transfer, rent, sell or in any way make available the Software to anyone without the prior written consent of the Genworth Life & Annuity, Genworth Life of New York or Capital Brokerage.

4.  SALE OF POLICIES AND ANNUITIES

4.1 Soliciting Applications.

    a. Broker-Dealer is hereby authorized by Capital Brokerage to solicit applications for the purchase of Policies and Annuities through its Registered Representatives in states where the Broker-Dealer and its Registered Representatives are appropriately licensed and appointed. This authorization is non-exclusive and is limited to the states in which Policies and Annuities have been approved for sale.

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    b.   Broker-Dealer shall have no authority on behalf of Capital Brokerage,
         Genworth Life & Annuity, or Genworth Life of New York to:

         (1) make, alter or discharge any contract;

         (2) waive or modify any terms, conditions or limitations of any Policy or Annuity;

         (3) extend the time for payment of any premiums, bind Genworth Life & Annuity or Genworth Life of New York to the reinstatement of any terminated Policy, or accept notes for payment of premiums;

         (4) adjust or settle any claim or commit Genworth Life & Annuity or Genworth Life of New York with respect thereto;

         (5) incur any indebtedness or liability, or expend or contract for the expenditure of funds; or

         (6) enter into legal proceedings in connection with any matter pertaining to Capital Brokerage's, Genworth Life & Annuity's, or Genworth Life of New York's business without the prior consent of Capital Brokerage, Genworth Life & Annuity, or Genworth Life of New York, unless Broker-Dealer is named as a party to the proceedings.

     c. Broker-Dealer acknowledges that only applications bearing the signature of a Registered Representative who is on the list of properly licensed Registered Representatives provided by Broker-Dealer, according to this Agreement, will be processed by Genworth Life & Annuity or Genworth Life of New York.

4.2 Suitability.

    a. Capital Brokerage wishes to ensure that the Policies and Annuities solicited by Broker-Dealer through Registered Representatives will be issued to persons for whom they will be suitable.

    b. Broker-Dealer shall take reasonable steps to ensure that none of its Registered Representatives makes recommendations to any applicant to purchase, replace or exchange a Policy or Annuity in the absence of reasonable grounds to believe that the purchase is suitable for the applicant under the NASD Conduct Rules regarding Recommendations to Customers.

    c. A determination of suitability for the purchase, replacement or exchange of a Policy or Annuity shall include, but not be limited to, a reasonable inquiry of each applicant concerning the applicant's financial status, tax status, and insurance and investment objectives and needs.

4.3 Delivery of Prospectus (es) by Broker-Dealer.

    a. The current Prospectus (es), the Statement(s) of Additional Information where required by law, and all Supplements relating to the Policies and the Annuities shall be delivered by Broker-Dealer to every applicant seeking to purchase a Policy or Annuity prior to the completion of an application.

    b. Broker-Dealer shall not give any information or make any representations concerning the Policies or the Annuities, Genworth Life & Annuity, Genworth Life of New York, or Capital Brokerage unless the information or representations are contained in the current Prospectus (es) or are contained in sales literature or advertisements approved in writing by the NASD, Genworth Life & Annuity and/or Genworth Life of New York, and Capital Brokerage.

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4.4 Issuance of Policies or Annuities.

    a. Genworth Life & Annuity or Genworth Life of New York, at their sole discretion, will determine whether to issue a Policy or an Annuity.

    b.   Once a Policy or Annuity has been issued:

         (1) Genworth Life & Annuity or Genworth Life of New York will mail it promptly, accompanied by any required notice of withdrawal rights and any additional required documents to the individual or entity designated by the Broker-Dealer;

         (2) Genworth Life & Annuity or Genworth Life of New York will confirm to the owner, with a copy to Broker-Dealer, the allocation of the initial premium under the Policy or the Annuity; and

         (3) Genworth Life & Annuity or Genworth Life of New York will also notify the owner of the name of the Broker-Dealer through whom the Policy or the Annuity was solicited.

4.5 Genworth Life & Annuity or Genworth Life of New York will administer all Policies and Annuities issued according to the terms and conditions set forth in the Policy or Annuity.

4.6 Genworth Life & Annuity or Genworth Life of New York, at its own expense, will furnish to Broker-Dealer, in reasonably sufficient quantities, the following materials:

    a. The current Prospectus (es) for the Policies and Annuities and any underlying mutual funds;

    b. Any Prospectus Supplement for the Policies and Annuities and any underlying mutual funds, including any Statement(s) of Additional Information if requested by client or required by law;

    c. Advertising materials and sales literature approved for use by Genworth Life & Annuity and/or Genworth Life of New York; and

    d.   Applications for Policies and Annuities.

4.7 Money due Genworth Life & Annuity, Genworth Life of New York or Capital Brokerage.

    a. All money payable in connection with the Policies or the Annuities whether as premium or otherwise is the property of the appropriate insurer, either Genworth Life & Annuity or Genworth Life of New York.

    b. Money due Genworth Life & Annuity or Genworth Life of New York and received by the Broker-Dealer under this Agreement shall be held in a fiduciary capacity and shall be transmitted immediately to either Genworth Life & Annuity or Genworth Life of New York in accordance with the administrative procedures of Genworth Life & Annuity or Genworth Life of New York.

    c. Unless express prior written consent to the contrary is given to Broker-Dealer by either Genworth Life & Annuity or Genworth Life of New York, money due Genworth Life & Annuity or Genworth Life of New York shall be forwarded without any deduction or offset for any reason, including by example, but not limitation, any deduction or offset for compensation claimed by Broker-Dealer.

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    d.   Unless express prior written consent to the contrary is given to
         Broker-Dealer by Genworth Life & Annuity or Genworth Life of New York, checks or money orders in payment for Policies or Annuities, shall be drawn to the order of "Genworth Life and Annuity Insurance Company" or "Genworth Life Insurance Company of New York".

    e. Checks drawn by or money orders purchased by the Registered Representative will not be accepted by Genworth Life & Annuity, Genworth Life of New York, or Capital Brokerage.

5.  INDEMNIFICATION

5.1 Capital Brokerage agrees to indemnify and hold harmless Broker-Dealer against any losses, claims, damages, liabilities or expenses, including reasonable attorneys fees, to which Broker-Dealer and any affiliate, parent, officer, director, employee or agent may be liable to the extent that the losses, claims, damages, liabilities or expenses, including reasonable attorneys fees, arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of material fact contained in the 1933 Act Registration Statement covering the Policies or the Annuities or in the Prospectuses for the Policies or the Annuities or in any written information or sales materials authorized and furnished to Broker-Dealer by Capital Brokerage, Genworth Life & Annuity, or Genworth Life of New York.

5.2 Capital Brokerage will not be liable to the extent that such loss, claim, damage, liability or expense, including reasonable attorneys' fees, arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon information provided by Broker-Dealer and/or any affiliate, parent, officer, director, employee or agent, including, without limitation, negative responses to inquiries furnished to Capital Brokerage, Genworth Life & Annuity, or Genworth Life of New York by or on behalf of Broker-Dealer, specifically for use in the preparation of the 1933 Act Registration Statement covering the Policies or the Annuities or in any related Prospectuses.

5.3 Broker-Dealer agrees to indemnify and hold harmless Capital Brokerage, Genworth Life & Annuity, and Genworth Life of New York, against any losses, claims, damages, liabilities or expenses, including reasonable attorney's fees, to which Capital Brokerage, Genworth Life & Annuity, Genworth Life of New York, and any affiliate, parent, officer, director, employee or agent may be liable to the extent that the losses, claims, damages, liabilities or expenses, including reasonable attorneys fees, arise out of or are based upon:

    a. Any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material contained in the Registration Statement covering the Policies or the Annuities or related Prospectuses but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in reliance upon information, including, without limitation, negative responses to inquiries, furnished to Capital Brokerage, Genworth Life & Annuity, or Genworth Life of New York by or on behalf of Broker-Dealer specifically for use in the preparation of the 1933 Act Registration Statement covering the Policies or the Annuities or in any related Prospectuses;

    b. Any unauthorized use of advertising materials or sales literature or any verbal or written misrepresentations or any unlawful sales practices concerning the Policies or the Annuities by Broker-Dealer, its Registered Representatives or its affiliates;

    c. Broker-Dealer's violation of any provisions of Section 10 of this Agreement; and

    d. Claims by Registered Representatives or employees of Broker-Dealer for commissions or other compensation or remuneration of any type.

5.4 The party seeking indemnification agrees to notify the indemnifying party within a reasonable time of receipt of a claim or demand. In the case of a lawsuit, the party seeking indemnification must notify the indemnifying party within ten (10) calendar days of receipt of written notification that a lawsuit has been filed.

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5.5 Broker-Dealer agrees that Genworth Life & Annuity, Genworth Life of New
    York or Capital Brokerage may negotiate, settle and or pay any claim or demand against them which arises from:

    a. any wrongful act or transaction of Broker-Dealer or its Registered Representatives. Wrongful act or transaction includes, but is not limited to, fraud, misrepresentation, deceptive practices, negligence, errors or omissions;

    b.   the breach of any provision of this Agreement; or

    c.   the violation or alleged violation of any insurance or securities laws.

    Upon sufficient proof that the claim or demand arose from the occurrences listed above, Capital Brokerage, Genworth Life & Annuity, or Genworth Life of New York may request reimbursement for any amount paid plus any reasonable expenses incurred in investigating, defending against and/or settling the claim or demand.

5.6 Broker-Dealer shall immediately notify Capital Brokerage, and the appropriate insurer, either Genworth Life & Annuity or Genworth Life of New York, in writing of any complaint or grievance relating to the Policies or the Annuities, including, but not limited to any complaint or grievance arising out of or based on advertising or sales literature approved by Genworth Life & Annuity or Genworth Life of New York or the marketing or sale of the Policies or Annuities.

5.7 Broker-Dealer shall promptly furnish all relative, non-privileged written materials requested by Capital Brokerage, Genworth Life & Annuity or Genworth Life of New York in connection with the investigation of any such complaint and will provide reasonable cooperation in the investigation. Genworth Life & Annuity, Genworth Life of New York or Capital Brokerage will notify in a timely manner the Broker-Dealer of any complaint.

5.8 Broker-Dealer shall immediately notify Capital Brokerage and the appropriate insurer, either Genworth Life & Annuity or Genworth Life of New York, in writing of any state, federal, or self regulatory organization investigation or examination regarding the marketing and sales practices relating to the Policies or Annuities or any pending or threatened litigation regarding the marketing and sales practices relating to the Policies or Annuities.

6.  TERMINATION

6.1 This Agreement may be terminated by either Capital Brokerage or Broker-Dealer at any time, for any reason, upon thirty (30) calendar days advance written notice delivered to the other party under the terms of
    Section 10.10 of this Agreement. Unless terminated as provided in
    Section 6.2(a) or (c) below, Capital Brokerage will continue to provide contract information to the Broker-Dealer and/or its insurance affiliate on all contracts issued under this agreement unless a change of dealer has been requested by the owner.

6.2 This Agreement will terminate immediately:

    a. If the Broker-Dealer is dissolved, liquidated, or otherwise ceases business operations;

    b. If the Broker-Dealer fails, in Capital Brokerage's sole judgment, to comply with any of its material obligations under this Agreement;

    c. If the Broker-Dealer ceases to be registered under the 1934 Act or a member in good standing of the NASD; or

    d. In the event one party assigns or transfers its rights or liabilities under this Agreement to any third party without the prior written consent of the other party.

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6.3 The following provisions of the Agreement shall survive termination:

    a.   Section One - Definitions

    b.   Section Two - Representations

    c.   Section Five - Indemnification

    d.   Section Nine - Recordkeeping

    e.   Section Ten - Use of Non-Public Information; Confidentiality

7.  COMPENSATION

7.1 Unless otherwise expressly agreed to in writing by the parties, no compensation shall be payable to Broker-Dealer for its services under this Agreement. All compensation payable with respect to sales of the Policies and the Annuities by Broker-Dealer shall be paid in accordance with the terms of the General Agent Agreement in effect between Genworth Life & Annuity and/or Genworth Life of New York and Broker-Dealer, or a duly licensed subsidiary or affiliate thereof.

8.  ADVERTISEMENTS

8.1 Broker-Dealer shall not use any advertisements or sales literature for the Policies or the Annuities or any advertisements or sales literature referencing Genworth Life & Annuity, Genworth Life of New York or Capital Brokerage without prior written approval of Genworth Life & Annuity, Genworth Life of New York or Capital Brokerage. This includes brochures, letters, illustrations, training materials, materials prepared for oral presentations and all other similar materials. Broker-Dealer further agrees not to publish or distribute any advertising materials referencing the name, products, logo, or services of Genworth Life & Annuity, Genworth Life of New York or Capital Brokerage, including in any manner which would imply or indicate the offer and/or sale of a security or interest in a security as defined in the Securities Act of 1933, as amended, without first obtaining the prior written approval of Genworth Life & Annuity, Genworth Life of New York or Capital Brokerage to do so. Broker-Dealer agrees to comply with any special advertising guidelines published by Genworth Life & Annuity, Genworth Life of New York or Capital Brokerage from time to time

9.  RECORDKEEPING

9.1 Each party agrees to keep all records required by federal and state laws, to maintain its books, accounts, and records (collectively, the "Records") so as to clearly and accurately disclose the precise nature and details of transactions, and to assist one another in the timely preparation of records. Broker-Dealer agrees that it will not reproduce or use or allow the reproduction, distribution or use of the Records in any manner whatsoever, except: (i) pursuant to the written policies of Genworth Life & Annuity, Genworth Life of New York or Capital Brokerage; (ii) with the prior written consent of Genworth Life & Annuity, Genworth Life of New York or Capital Brokerage; or (iii) as required by law, rule or regulation.

9.2 Each party grants to the other and/or its representatives the right and power at reasonable times to inspect, check, make extracts from, and audit each of its Records as they relate to this Agreement, including, but not limited to advertisements and sales materials, for the purpose of verifying adherence to each of the provisions of this Agreement. Upon termination of this Agreement, all Records remain the property of Genworth Life & Annuity, Genworth Life of New York or Capital Brokerage and must be immediately returned to the Genworth Life & Annuity, Genworth Life of New York or Capital Brokerage, or, with consent, destroyed.

                                 Page 8 of 13

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10.  USE OF NON-PUBLIC INFORMATION; CONFIDENTIALITY

10.1 Definitions. When used in this Section 10, the terms listed below shall have the following special meanings:

     a. "Consumer" means an individual who seeks to obtain, obtains or has obtained insurance or other financial product or service from Capital Brokerage pursuant to this Agreement, which product or service is intended to be used for personal, family or household purposes.

     b. "Consumer Information" means non-public personally identifiable financial and health information as those terms are defined by applicable Laws (i) provided by or on behalf of a Consumer to Capital Brokerage, including information obtained by you, and (ii) resulting from Capital Brokerage's transactions or services related to a transaction with the Consumer. Consumer Information includes all lists of customers, former customers, applicants and prospective customers, and any list or grouping of customers derived from personally identifiable financial or health information that is not publicly available.

     c. "Confidential Information" means any data or information regarding market share percentage, production goals, monthly production targets, top producers, actual product production, broker product listings, total sales data of the disclosing party, marketing strategies, strategic plans, financial or operational data, pricing information, sales estimates, business plans, business relationships, and internal performance results relating to the past, present or future business activities of the disclosing party, its subsidiaries and affiliated companies and the customers, clients, employees and suppliers of any of the foregoing.

     d. "Laws" mean all applicable requirements of Consumer privacy laws, judicial interpretations, rules and regulations, including but not limited to the Gramm-Leach-Bliley Act.

10.2 Confidentiality Obligations. Except as expressly authorized by prior written consent of the disclosing party, each party shall:

     a. use and disclose Consumer Information in accordance with all applicable Laws and the privacy policies of each party hereto.

     b. limit access to any of the disclosing party's Confidential Information and Consumer Information to its partners, shareholders, officers, directors, employees, representatives, agents, advisors, affiliates or representatives of its agents or advisors who have a need to know in connection with this Agreement. Confidential Information shall only be used in connection therewith.

     c. only use and disclose Consumer Information in order to (i) effect, administer, enforce or process transactions requested by a Consumer;
         (ii) adhere to certain regulatory requirements; (iii) evaluate each party's performance under the this Agreement; or (iv) perform services on behalf of the other including, but not limited to, offering products and/or services to Consumers. Each party shall use Consumer Information disclosed by the other solely for the purposes for which it was disclosed and must not reuse or redisclose information for other purposes, except as permitted or required by applicable Laws and subject to any agreements between the parties.

     d. prior to disclosing Consumer Information to an Affiliate in order for the Affiliate to perform services or functions pursuant to this Agreement, the disclosing party must restrict the Affiliate from disclosing Consumer Information.

     e. prior to disclosing Consumer Information to a third party in order to perform services or functions under the this Agreement, the disclosing party must enter into a written confidentiality agreement requiring the third party it to maintain the confidentiality of such information in accordance with the requirements of this Agreement.

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     f.  safeguard all such Confidential Information and Consumer Information it receives by implementing and maintaining appropriate administrative, technical and physical safeguards to: (i) ensure the security and confidentiality of Confidential Information and Consumer Information; (ii) protect against any anticipated threats or hazards to the security or integrity of Confidential Information and Consumer Information, and; (iii) protect against unauthorized access to or use of Confidential Information and Consumer Information which could result in substantial harm or inconvenience to any Consumer.

10.3 Exceptions to Confidentiality.

     a. The obligations of confidentiality and restrictions on use set forth in Section 10.2 shall not apply to any Consumer Information that:

           (1) was already in the possession of the nondisclosing party prior to receipt thereof, directly or indirectly, from the disclosing party; or

           (2) is required to be disclosed pursuant to applicable Laws, regulatory requests, legal process, subpoena or court order.

     b. The obligations of confidentiality and restrictions on use set forth in Section 10.2 shall not apply to any Confidential Information that:

           (1) was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of the nondisclosing party or violation of this Agreement;

           (2) was lawfully received by the nondisclosing party from a third party free of any obligation of confidence of such third party;

           (3) was already in the possession of the nondisclosing party prior to receipt thereof, directly or indirectly, from the disclosing party;

           (4) is required to be disclosed pursuant to applicable Laws, regulatory requests, legal process, subpoena or court order; or

           (5) is subsequently and independently developed by employees, consultants or agents of the nondisclosing party without reference to or use of the Confidential Information disclosed under this Agreement.

10.4 Equitable Relief. Each party agrees that money damages would not be a sufficient remedy for breach of the confidentiality and other obligations of this Agreement. Accordingly, in addition to all other remedies that each party may have, each party shall be entitled to specific performance and injunctive relief or other equitable relief as a remedy for any breach of this Agreement without the requirement of posting a bond or other security.

10.5 Audit. Each party may audit the other party's use and disclosure of Confidential Information and Consumer Information, as well as it's safeguards to protect Confidential Information and Consumer Information, during regular business hours upon forty-eight (48) hours prior notice.

11.  GENERAL PROVISIONS

11.1 Effective. This Agreement shall be effective upon execution by both parties and will remain in effect unless terminated as provided in Section Six.

11.2 Assignment. You may not assign this Agreement or any payment you become entitled to receive hereunder without the Capital Brokerage's prior written consent, and any attempt to do so shall be void. Capital Brokerage reserves the right to assign this Agreement to any company, person or corporation controlled by or under common control with Capital Brokerage at any time while this Agreement is in effect upon notice to the Broker-Dealer.

11.3 Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Virginia.

11.4 Severability. If any provision of this Agreement shall be held or rendered invalid by a court decision, state or federal statute, administrative rule or otherwise, the remainder of this Agreement shall not be rendered invalid.

11.5 Complete Agreement. The parties declare that, other than the General Agent's Agreement between Broker-Dealer (or its affiliated insurance agency) and Genworth Life & Annuity and/or Genworth Life of New York (or its affiliated marketing company) there are no oral or other agreements or understandings between them affecting this Agreement or relating to the offer or sale of the Policies or the Annuities and that this constitutes the entire Agreement between the parties. This Agreement supersedes any Broker-Dealer agreement between the parties, which was in effect immediately prior to the effective date of this Agreement. However, this provision does not impair your right to any compensation payable under such prior agreement.

11.6 Waiver. Forbearance by Capital Brokerage to enforce any of the terms of this Agreement shall not constitute a waiver of such terms.

11.7 Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.8 Independent contractors. Broker-Dealer is an independent contractor. Nothing contained in this Agreement shall create, or shall be construed to create, the relationship of employer and employee between Capital Brokerage and Broker-Dealer or Broker-Dealer's directors, officers, employees, agents or Registered Representatives.

11.9 Cooperation. Each party to this Agreement shall cooperate with the other and with all governmental authorities, including, without limitation, the SEC, the NASD and any state insurance or securities regulators, and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated under this Agreement.

11.10 Notices. All notices, requests, demands and other communications which must be provided under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given or on the date of mailing if sent by United States registered or certified mail, postage prepaid. Notices should be sent to the parties at the addresses first listed in this Agreement.

                    [Remainder of Page Intentionally Blank]

12. SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized representatives.

                                        CAPITAL BROKERAGE CORPORATION
 -------------------------------------
 Name of Broker-Dealer


 -------------------------------------  -------------------------------------
 (Signature)                            (Signature)


 -------------------------------------  -------------------------------------
 (Name)                                 (Name)


 -------------------------------------  -------------------------------------
 (Title)                                (Title)


 Date: _______________                  Date: _________________

 Tax ID #: ______________

                                  SCHEDULE A
                                      to
                         BROKER-DEALER SALES AGREEMENT

VARIABLE LIFE INSURANCE POLICIES and VARIABLE ANNUITY CONTRACTS: See Compensation Schedule(s) attached to General Agent or Agency Sales Agreement.

[LOGO OF GENWORTH FINANCIAL]               Retirement Income and Investments
                                           6620 West Broad Street, Building Two
                                           Richmond, VA 23230
                                           www.genworth.com

                            GENERAL AGENT AGREEMENT

Name of General Agent:                  Address of General Agent:

This is an Agreement, made by and among the Genworth Financial companies included on the Signature Page(s) to this Agreement (collectively, the "Company") and You, (the above named General Agent(s)), each severally and not jointly, executed and effective as of the date signed by the Company as shown on the Signature Page(s) of this Agreement. Both You and the Company promise to comply with the terms of this Agreement, and any addendums and/or amendments to this Agreement, and the terms of Your Sales Compensation Plan(s).

SECTION I - DEFINITIONS

When used in this Agreement, the terms below have the following special meanings:

"Affiliate" means any company that is a direct or indirect subsidiary of Genworth Financial, Inc. and is controlled by or under common control with the Company at any time while this Agreement is in effect.

"Agent" means Your employee, an employee of Your affiliate or subsidiary, and any person with whom You or Your affiliate or subsidiary have contracted as an independent contractor, who is licensed as an insurance agent to market, sell, deliver, and service insurance products. When the context indicates, Agent shall mean a licensed person who has been appointed by the Company pursuant to state insurance law to be an agent of the Company.

"General Agent" means the party or parties contracting with the Company under this Agreement. "You" and "Your" refers to the General Agent.

"Products" means insurance and annuity policies/certificates, and riders or endorsements thereto offered by the Company (including Variable Products, as defined below, provided You and/or Your broker-dealer affiliate have entered into a Broker-Dealer Sales Agreement with the Company and/or its underwriter), which are identified on your Sales Compensation Plan(s).

"Records and Materials" means all records, files, manuals, forms, materials, supplies, stationery, business cards, literature, seminar materials, computer software, diskettes, licenses, papers and books that the Company or an Affiliate furnishes, licenses, or leases to You for use, in connection with Your performance under this Agreement or with the Products.

"Sales Compensation Plan(s)" means the document(s) attached hereto and made a part hereof, and those that may hereafter be issued to You, as amended and published from time to time by the Company, which describe(s), among other matters:

         [i]    the payment of commissions or other compensation;

         [ii]   the imposition of penalties and chargebacks;

         [iii]  production requirements, if any; and

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

         [iv] any special compensation rules published by the Company on special class extra premiums, waived or commuted premiums, advance premiums, premium refunds, conversions, replacements, reinstatements or other special situations defined by the Company.

"Variable Products" means the Company's variable annuity and variable life insurance products. You and/or Your broker-dealer affiliate are required to enter into a Broker-Dealer Sales Agreement with the Company and/or its underwriter prior to soliciting applications for the Company's Variable Products.

SECTION II - AUTHORITY; DUTIES

1. Authority. You are hereby appointed as the Company's General Agent, and You and Your Agents are authorized to do the following, which is the extent of Your authority:

    (a) To solicit applications for Products. You and Your Agents have no exclusive right to solicit applications for the Company's Products, and the Company reserves the right to appoint other general agents or Agents. The Company makes no commitment that all policies offered by the Company will be deemed authorized Products hereunder. Any applications You submit are subject to acceptance or rejection by the Company at its Home Office or other facility designated by the Company in writing.

    (b) To collect initial premium payments for Products solicited by You but only, unless expressly authorized by the Company in writing to the contrary, through checks payable to the Company. All premiums You collect shall be the property of the Company, held by You in a fiduciary capacity, and remitted immediately to the Company's designated office.

    (c) To recommend licensed Agents to the Company for appointment and assignment to You. You acknowledge and agree that the Company reserves the right to terminate, refuse to appoint and/or contract with any Agent in its sole discretion. No recommendation of any Agent by You to the Company shall be effective unless and until such Agent has executed a written agreement with the Company (if required), meets all regulatory requirements to solicit applications for the Company's Products, and is accepted by the Company.

    (d) To provide marketing and sales support in connection with the Company's Products. Such support includes, but is not limited to:

          [i] "front office" administrative services (e.g., preparation of applications);

          [ii]   training and distribution of approved marketing materials;

          [iii]  providing or developing proposals and advanced design support;
                 and

          [iv] assisting your Agents in helping their prospects understand the Products being recommended to them.

         Marketing and sales support for Variable Products will be provided only by registered persons supervised by Your broker-dealer affiliate (or by You, if You are also a broker-dealer).

2. Duties. In accepting this appointment and authority, You (and, in connection with paragraphs (b) - (j), (l), (m), and (p) - (t), Your Agents) shall:

    (a) Keep complete and accurate records of all transactions pursuant to the requirements of Section IX of this Agreement.

    (b) Not solicit applications for Products unless all licenses or registrations and Company appointments required by law or by the Company are in force and effect.

    (c) In connection with the sale and servicing of the Products, fully explain the terms of any Product, make no untrue statements, and state all relevant facts with respect thereto.

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    (d)  In connection with Product recommendations, take reasonable steps to ensure that none of your Agents makes recommendations to any applicant to purchase, replace or exchange a Product in the absence of reasonable grounds to believe that the purchase is suitable for the applicant under all applicable laws, rules and regulations, including but not limited to (i) the NAIC Senior Protection in Annuity Transactions Model Regulation as adopted (modified or unmodified) by the states, and (ii) NASD Conduct Rules Regarding Recommendations to Customers.

    (e) Comply with: (i) all laws, rules, and regulations, which shall include, but are not limited to, applicable provisions of state and federal insurance and securities laws, the USA PATRIOT ACT of 2001, the Gramm-Leach-Bliley Act of 1999, and the Violent Crime Control and Law Enforcement Act of 1994, and (ii) Company policies and procedures that apply to Your activities under this Agreement.

    (f) Promptly deliver (i) premium receipts in a form approved by the Company and (ii) Products originating from applications taken and/or submitted by You, but only when the applicant appears to be in insurable condition and the initial premium (if required) has been duly paid.

    (g) (i) Immediately report and remit to the Company or its designee, any initial premium payments You receive originating from applications You take and/or submit, (ii) ensure that all premium checks collected are made payable to the Company, but (iii) not endorse or attempt to negotiate any checks payable to the Company.

    (h) Be responsible for and pay all expenses and fees You incur while carrying out the terms of this Agreement.

    (i) Not alter or change the provisions of any Product, and not incur any liability, indebtedness or expense on behalf of the Company.

    (j) Not offer, pay, or allow to be offered or paid, as an inducement to any proposed insured or applicant, a rebate of premiums or any other inducement not specified in the Product (except as may be expressly allowed by law and in compliance with state rules, regulations or guidelines).

    (k) Be responsible to the Company for all business produced by You and Your Agents, for the acts of Your Agents and other employees, and make reasonable efforts, including conducting criminal background investigations and requiring the completion of questionnaires, to prevent "prohibited persons" (as that term is defined in The Violent Crime Control and Law Enforcement Act of 1994) from providing services or selling Products as contemplated in this Agreement. This prohibition against prohibited persons may be more restrictive than prohibitions imposed upon other industries such as banking and securities, and records of such investigations must be maintained for and provided to the Company in accordance with the Record Keeping and Audit provisions of this Agreement. You shall not recommend any Agent for appointment with the Company who does not meet the Company's requirements for appointment which includes, but is not limited to, Agents who are identified as "prohibited persons" as outlined above. In addition, You shall be responsible for providing prompt written notification to the Company should You become aware of any acts of Your Agents and/or other employees arising after You conduct a criminal or other background investigation that would cause the Agent(s) and/or employee(s) to not meet the Company's requirements for appointment.

    (l) Immediately upon receipt, deliver to the Company evidence of any claim for benefits under the Products.

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    (m)  With respect to diskettes, compact disks or other software (the
         "Software") supplied to You by the Company:

         [i]    not make any modifications to the Software;

         [ii] update the Software with any required current information upon notice thereof by the Company or its Affiliates;

         [iii] not reproduce the Software except for back-up purposes or where more than one computer is used on Your premises; and

         [iv] not transfer, rent, sell or in any way make available the Software to anyone without the prior written consent of the Company.

    (n) At all times during the term of this Agreement, encourage maintaining liability insurance covering Agents or You or one of Your affiliates or subsidiaries against claims for damages based on actual or alleged professional errors or omissions.

    (o) Train and supervise Agents to represent the Company in accordance with all laws and the Company's policies, procedures and standards.

    (p) Not engage in any direct or indirect concerted or targeted sales or marketing effort to induce any person to surrender, lapse or forfeit any Product issued pursuant to this Agreement, and shall not encourage any Agent or other person to do so. Nothing in this subsection shall prevent You or Your Agents from recommending the replacement of a Product after conducting a one-on-one meeting with any person for the purpose of assessing that person's financial position and needs to determine whether they are best met by continuing an existing Product or another alternative. The provisions of this Paragraph shall survive the termination of this Agreement.

    (q) Consistent with the recommendation of the Insurance Marketplace Standards Association, and to the extent reasonably feasible, encourage the use of reputable performance/financial needs analysis tools.

    (r) Make all disclosures required by law, or as requested by the Company, including but not limited to disclosures regarding compensation for Products sold or offered pursuant to this Agreement.

    (s) With respect to Variable Products (if You and/or Your broker-dealer affiliate have entered into a Broker-Dealer Sales Agreement with the Company and/or its underwriter), (i) abide by the terms of the Variable Product contract and prospectus, including but not limited to terms specific to the Company's policies and procedures with respect to frequent trading (sometimes referred to as "market timing") and late day trading (collectively referred to as the "Company's Trading Policy"); and (ii) not sell any such product for purposes of engaging in frequent trading activity, or in any activity which would be contrary to the Company's Trading Policy and/or any policy adopted by an available portfolio in the Variable Product.

    (t) Comply with the Company's Anti-Money Laundering Program ("AML Program"). The Company is subject to rules issued by the Financial Crimes Enforcement Network ("FinCEN"), a bureau of the U.S. Department of Treasury, pursuant to the USA PATRIOT Act. These rules require that
         (i) each insurance company implement a program applicable to its covered products that is "reasonably designed to prevent the insurance company from being used to facilitate money laundering or the financing of terrorist activities," and (ii) file Suspicious Transaction Reports where appropriate. The Company's AML Program may include but is not limited to: requiring periodic certifications from You as to Your implementation of an anti-money laundering program relating to Your Agents as may be required of You or an affiliated entity by rules adopted by FinCEN; providing the Company

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

         with all relevant customer-related information necessary for an effective anti-money laundering program; direct training of Your Agents by the Company or a third party as to the Company's AML Program requirements; certifications from You as to training of Your Agents with respect to anti-money laundering obligations; testing by the Company or a third party to monitor compliance of Your Agents with their obligations under the AML Program; and delegation to You or cooperation by You in the filing of Suspicious Transaction Reports with FinCEN.

SECTION III - INDEPENDENT CONTRACTOR

1. For any and all purposes, You are and each Agent is an independent contractor with respect to the Company and not an employee. This includes, but is not limited to, for purposes of state or federal income tax, Social Security, worker's compensation and unemployment compensation. Nothing in this Agreement shall be interpreted as creating an employer/employee relationship between the Company, on the one hand, and You or Your Agents on the other hand. You accept any responsibilities placed on an independent contractor by any statute, regulation, rule of law, or otherwise.

2. You decide whom to choose as business prospects and when and where to conduct Your working activities. You acknowledge that You set Your own business hours.

3. As an independent contractor, You are responsible for paying all present or future taxes, duties, assessments, and other governmental charges (except Agent appointment fees) related to this Agreement.

SECTION IV - COMPENSATION

1. The Company will pay You commissions in accordance with the provisions of this Agreement and Sales Compensation Plans.

    This is a vested Agreement subject to the following conditions:

         [i] If this Agreement is terminated for "cause" pursuant to Section VI, commissions due or payable on or after the date of termination shall be forfeited at the Company's sole option.

         [ii] If this Agreement terminates because of Your dissolution, insolvency or bankruptcy, no commissions shall be payable hereunder subsequent to the date of dissolution, insolvency or bankruptcy unless the prior written consent of the Company has first been obtained, which consent shall not be unreasonably withheld.

2. The Company shall pay all commissions to You, and You shall be responsible for and shall undertake and accept full responsibility and liability for prompt and full payment of all such commissions to Your Agents, keeping appropriate commission accounting records, and sending commission reports to such Agents.

3.  Charges and Payment

    (a) Any commissions to which You may be entitled hereunder shall be payable to You only after the due date of the premium on which it is based and after receipt of the gross premium by the Company at its designated office, unless otherwise expressly agreed to by the Company in writing.

    (b) No commissions will be payable on account of waived premiums or premiums refunded for any reason. Any commissions You receive on account of any such waived or refunded premiums shall be promptly returned in full to the Company by You and shall constitute an indebtedness to the Company until returned.

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    (c)  If any of the events listed below in this Paragraph (c) should occur while this Agreement remains in full force and effect or thereafter, the Company may withhold any commissions that You would otherwise have been entitled to receive or may have become entitled to receive under this Agreement:

           [i] Your suspension while the Company investigates whether "cause" for terminating this Agreement exists (pursuant to Section VI.4); or

           [ii] Your disclosure or use of any trade secret or other proprietary information of the Company or an Affiliate in competition with or in a manner adverse to the interests of the Company or an Affiliate.

         Such withholding may continue until the violation has been corrected or the situation has been resolved to the satisfaction of the Company. No interest shall be payable on any amounts withheld hereunder.

    (d) In addition to other appropriate legal remedies, the Company has the right to apply any commissions payable to You by the Company against any debt You owe the Company. You hereby grant the Company a first security interest in any and all such commissions.

    (e) The Company may recover any amounts advanced to You or any amounts paid on Your behalf by the Company or its Affiliate, or any amounts charged to You under this Agreement from any commission due You hereunder but not yet paid.

    (f) Compensation for marketing and sales support for a Variable Product is payable only to the supervising broker-dealer referenced in Section II.1(d) and does not vest. In the event that a Variable Product "free-look" is exercised, the Company will charge back sales and support compensation in accordance with the terms of the Sales Compensation Plan.

    (g) Upon termination of this Agreement, You must promptly pay, on demand, any debt You owe the Company and/or its Affiliates, including any chargebacks payable and remaining due to the Company and/or its Affiliates. Repayment is required even for chargebacks made on or after termination of this Agreement. This Paragraph shall survive the termination of this Agreement.

4.  Commission Statements

    (a) Except for clerical errors and/or undisclosed material facts, the regular commission statement the Company issues to You shall be deemed to be an accurate and complete record accepted by and satisfactory to You of:

           [i]  all the commissions the Company owes You, and

           [ii] all commission accounts between You and the Company purporting to be covered by that statement.

    (b) Acceptance by You of these regular commission statements constitutes full satisfaction and agreement by You as to the amounts and accounts referred to in Paragraph (a) above. Questions or discrepancies should be brought to the attention of the Company, either verbally or in writing, within sixty (60) days of the date of the commission statement, otherwise You will be deemed to have waived any such question or discrepancy. If the question or discrepancy is not resolved to Your satisfaction, You have six (6) months from the date of the commission statement to object and request a formal review by the Company, otherwise the information on the commission statement will be deemed accepted.

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

5.  When an Agent appointed with the Company for any reason terminates either
    (i) employment with You or an affiliate or subsidiary or (ii) his or her relationship as an independent agent contracted with You or one of Your affiliates or subsidiaries, and becomes associated with another general agent contracted with the Company, the Company may pay any trail commissions, add-on premium commissions and renewal commissions on an insurance policy or annuity contract sold by that Agent and issued by the Company to the Agent's new general agent contracted with the Company, provided the Company receives a written request to do so from the owner of the insurance policy or annuity contract in question.

SECTION V - RESTRICTIONS ON YOUR ACTIVITIES

1.  Using Information You Acquire

    (a) All Records and Materials are the property of the Company or an Affiliate. You shall not reproduce or use or allow the reproduction, distribution or use of the Records and Materials in any manner whatsoever, except pursuant to written Company policy or with the prior written consent of the Company.

    (b) You are responsible for the safekeeping of Records and Materials, which shall be open for audit and inspection by the Company at any time during Your normal business hours. Upon termination of this Agreement, all Records and Materials remain the Company's property and must be returned to the Company immediately, or, with the consent of the Company, destroyed.

2.  Advertising and Using the Company Name and Logo

    You shall not publish or distribute any advertising or marketing materials referencing the Company's name, trademarks, servicemarks, products, logo, or services, including in any manner which would imply or indicate the offer and/or sale of a security or interest in a security as defined in the Securities Act of 1933, as amended, without first obtaining the prior written approval of the Company to do so. You do not need our prior written approval if we send you marketing or promotional materials that are intended for public use. You further agree to comply with any special advertising guidelines published by the Company from time to time.

SECTION VI - TERMINATION

1. This Agreement may be terminated by either party for any reason and without cause by giving the other party at least sixty (60) days prior written notice to that effect. For cause the Company may terminate this Agreement immediately upon written notice to You.

2. If this Agreement is terminated, appointments for some or all of Your Agents may be terminated.

3. For purposes of this Agreement, "cause" shall include, but not be limited to, the following:

    (a)  Commission of a fraudulent, dishonest or illegal act;

    (b) Withholding or misappropriating funds of the Company or an Affiliate, or its or their policyholders or applicants for any reason;

    (c) Violation of any provision hereunder regarding the making of Records and Materials available for audit and inspection;

    (d)  Violation of any provision of Section VIII of this Agreement;

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    (e)  Voluntarily surrendering Your license after being cited for misconduct, or involuntary revocation of Your license due to misconduct;

    (f) Your violation of the laws, rules or regulations of any jurisdiction or any governmental authority exercising jurisdiction over You; and

    (g) Any material breach of this Agreement, including but not limited to the failure or refusal to comply with any policies or programs affecting Agents and other distributors of its Products (e.g., the Company's AML Program and the Company's Trading Policy) that the Company has been required to institute pursuant to federal or state law.

    The Company shall have the right to deem this Agreement to have been terminated for cause if, after the Agreement terminates without cause, You or any of Your Agents at Your direction violate the provisions of Section II.2(p) of this Agreement.

4. If the Company reasonably believes it may have the right to terminate this Agreement for cause, the Company can notify You that it is suspending this Agreement while it investigates whether cause for termination exists. This suspension can be imposed in place of terminating the Agreement, to provide time for determining the facts. Until a suspension is withdrawn, it has the same effect on Your rights to solicit applications for Products and Your rights to commissions and other compensation hereunder as does notice of termination for cause. The Company will notify You whether Your suspension is to be withdrawn or the Agreement is to be terminated for cause. If the suspension is withdrawn, all accumulated compensation will be paid immediately, and you may solicit applications for Products. If the Agreement is terminated, the termination shall take effect as of the date You received the notice of suspension, and no further commissions shall be due or payable hereunder for any reason after the date of termination.

5.  This Agreement terminates automatically in the event:

    (a) You are a natural person who dies, retires or becomes totally and permanently disabled (You shall be considered totally and permanently disabled if, by reason of a physical or mental condition, You are unable to perform Your obligations and duties under this Agreement); or

    (b) Any license or registration You are required to maintain under the terms of this Agreement is cancelled or not renewed, but such termination shall only relate to the state or jurisdiction where Your license or registration is cancelled or not renewed; or

    (c)  You are a corporation or partnership that is dissolved or terminated.

6. If this Agreement is terminated for cause pursuant to this Section VI, you shall and hereby do release the Company from any claim for profits, anticipated profits or earnings hereunder, other than for commissions earned prior to the termination. You further acknowledge and agree that You have no claim for a refund or reimbursement of any funds You have advanced or expenses You have paid or incurred in connection with Your responsibilities under this Agreement, unless the Company specifically authorized a reimbursement, in writing, prior to termination of this Agreement.

7. Unless terminated for cause pursuant to this Section VI, the Company shall continue to provide You with information on all Products sold by You or Your Agents, unless a change of Agent has been requested by the Product owner.

SECTION VII - INDEMNIFICATION

1. You shall indemnify and hold harmless the Company and its Affiliates, including the Company's and its Affiliates' officers, directors, employees, agents and/or representatives, from any and all expenses, attorney fees, costs, causes of action and damages resulting from, arising from, or based upon the following acts or alleged acts by You or Your present or former Agents or employees:

    (a)  Your failure to remain licensed as required by applicable laws;

RI & I                           page 8 of 15                           3/2006

    (b) Negligent, reckless or intentional misconduct by You or Your present or former Agents or employees;

    (c) Any material breach of this Agreement by You or Your present or former Agents or employees;

    (d) Any alleged misrepresentation or other illegality done by You or your present or former Agents or employees;

    (e)  Any failure by You to pay commissions to Your Agents as required by
         Section IV of this Agreement; or

    (f) Engaging or allegedly engaging in any activity which is in violation of the Company's Trading Policy.

2. The Company shall indemnify, defend, and hold harmless General Agent from any and all expenses, attorney fees, costs, causes of action and damages resulting from, arising from, or based upon the following acts or alleged acts:

    (a) The Company's failure to remain licensed as required by applicable laws;

    (b) Any allegation that the Company's Products violate state insurance laws or state or federal securities laws;

    (c) Any alleged misrepresentation or other illegality arising from the Company's approved advertising or sales materials; or

    (d) Negligent, reckless or intentional misconduct of the Company or its employees.

3. The party seeking indemnification agrees to notify the indemnifying party within a reasonable time of receipt of a claim or demand. In the case of a lawsuit, the party seeking indemnification must notify the indemnifying party within ten (10) calendar days of receipt of written notice that a lawsuit has been filed.

4. The Company may negotiate, settle and/or pay any claim or demand against any of the parties identified in Subsection VII.1 hereof which arises from:

    (a) Any wrongful act or transaction or any alleged wrongful act or transaction by You or Your present or former Agents or employees. "Wrongful act or transaction" includes, but is not limited to, fraud, misrepresentation, deceptive practices, negligence, errors or omissions, or other unlawful conduct;

    (b)  The material breach of any provision of this Agreement; or

    (c)  The violation or alleged violation of any insurance or securities laws.

    Upon sufficient proof that the claim or demand arose from the occurrences listed in this Subsection 4, the Company is entitled to reimbursement for any amount paid plus any and all fees and expenses incurred in investigating, defending against and/or paying the claim or demand.

5. You shall immediately notify the Company in writing of any complaint or grievance relating to the Products including, but not limited to, any complaint or grievance arising out of or based on advertising, promotional materials, or sales literature approved by the Company or the marketing, promotion, or sale of the Products.

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

6. You shall promptly furnish all relevant, non-privileged written materials requested by the Company or its Affiliate in connection with the investigation of any complaint or grievance relating to the Products and will cooperate in the investigation in connection with such complaint or grievance. The Company or its Affiliate will notify You in a timely manner of any complaint or grievance arising out of, or relating to, or based on this Agreement.

7.  You shall immediately notify the Company in writing of any
    (i) investigation or examination by any state, federal, or other regulatory organization regarding the marketing, promotion, and sales practices relating to the Products, or (ii) pending or threatened litigation regarding the marketing, promotion, and sales practices relating to the Products.

8. The provisions of this Section VII shall survive the termination of this Agreement.

SECTION VIII--USE OF NON-PUBLIC INFORMATION; CONFIDENTIALITY

1. Definitions. When used in this Section VIII, the terms below shall have the following special meanings:

    (a) "Consumer" means an individual who seeks to obtain, obtains or has obtained insurance or another financial product or service from the Company pursuant to this Agreement, which product or service is intended to be used for personal, family or household purposes.

    (b) "Consumer Information" means non-public personally identifiable financial and health information as those terms are defined by applicable Laws (i) provided by or on behalf of a Consumer to the Company, including information obtained by You, and (ii) resulting from the Company's transactions or services related to a transaction with the Consumer. Consumer Information includes all lists of customers, former customers, applicants and prospective customers, and any list or grouping of customers derived from personally identifiable financial or health information that is not publicly available. Consumer Information obtained by the Company in regards to Products issued by the Company shall remain the property of the Company.

    (c) "Confidential Information" means any data or information regarding market share percentage, production goals, monthly production targets, top producers, actual product production, broker product listings, total sales data of the disclosing party, marketing strategies, strategic plans, financial or operational data, pricing information, sales estimates, business plans, business relationships, and internal performance results relating to the past, present or future business activities of the disclosing party, its subsidiaries and affiliated companies and the customers, clients, employees and suppliers of any of the foregoing.

    (d) "Laws" mean all applicable requirements of Consumer privacy laws, judicial interpretations, rules and regulations, including but not limited to the Gramm-Leach-Bliley Act and where applicable, the Health Insurance Portability and Accountability Act.

2. Confidentiality Obligations. Except as expressly authorized by prior written consent of the disclosing party, each party shall:

    (a) use and disclose Consumer Information in accordance with all applicable Laws and its privacy policy;

    (b) limit access to any of the disclosing party's Confidential Information and Consumer Information to its partners, shareholders, officers, directors, employees, representatives, agents, advisers, affiliates or representatives of its agents or advisers who need access to such information pursuant to this Agreement. Confidential Information shall only be used in connection therewith;

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

    (c) use and disclose Consumer Information only to (i) effect, administer, enforce or process transactions requested by a Consumer; (ii) adhere to applicable regulatory requirements; (iii) evaluate each party's performance under this Agreement; or (iv) perform services on behalf of the other party hereto including, but not limited to, offering products and/or services to Consumers. Each party shall use Consumer Information disclosed by the other solely for the purposes for which it was disclosed and must not use or disclose information for other purposes, except as permitted or required by applicable Laws and subject to any agreements between the parties;

    (d) prior to disclosing Consumer Information to an affiliate for the affiliate to perform services or functions pursuant to this Agreement, the disclosing party must restrict the affiliate from disclosing Consumer Information in a manner consistent with this Agreement;

    (e) prior to disclosing Consumer Information to a third party to perform services or functions under this Agreement, the disclosing party must enter into a written confidentiality agreement requiring the third party to maintain the confidentiality of such information in accordance with the requirements of this Agreement; and

    (f) safeguard all such Confidential Information and Consumer Information received under this Agreement by implementing and maintaining appropriate administrative, technical and physical safeguards to:
         (i) ensure the security and confidentiality of Confidential Information and Consumer Information; (ii) protect against any anticipated threats or hazards to the security or integrity of Confidential Information and Consumer Information; and (iii) protect against unauthorized access to or use of Confidential Information and Consumer Information which could result in substantial harm or inconvenience to any Consumer.

3.  Exceptions to Confidentiality.

    (a) The obligations of confidentiality and restrictions on use set forth in this Section VIII shall not apply to any Consumer Information that:

         [i] was already in the possession of the nondisclosing party prior to receipt thereof, directly or indirectly, from the disclosing party; or

         [ii] is required to be disclosed pursuant to applicable Laws, regulatory requests, legal process, subpoena or court order.

         Nothing in this Section VIII shall prohibit the Company from communicating with a Consumer for any reason.

    (b)  The obligations of confidentiality and restrictions set forth in this
         Section VIII shall not apply to any Confidential Information that:

          [i] was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of the nondisclosing party or violation of this Agreement;

          [ii] was lawfully received by the nondisclosing party from a third party free of any obligation of confidence to such third party;

          [iii] was already in the possession of the nondisclosing party prior to receipt thereof, directly or indirectly, from the disclosing party;

          [iv] is required to be disclosed pursuant to applicable Laws, regulatory requests, legal process, subpoena or court order; or

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

          [v] is subsequently and independently developed by employees, consultants or agents of the nondisclosing party without reference to or use of the Confidential Information disclosed under this Agreement.

4. Audit. Each party may audit the other party's use and disclosure of Confidential Information and Consumer Information, as well as its safeguards to protect Confidential Information and Consumer Information, during regular business hours upon forty-eight (48) hours prior notice.

5. Term. The provisions of this Section VIII shall survive termination of this Agreement

SECTION IX - RECORD KEEPING AND AUDITS

1. You shall keep appropriate records of the services provided under this Agreement as required by applicable laws, rules or regulations, or as reasonably requested by the Company in accordance with its policies, procedures and standards. In conjunction with this requirement, the Company can audit, at times reasonably agreed to by the Company and You, Your compliance with record keeping requirements. Further, the Company is entitled to access to and copies of any policies and procedures developed or utilized by You regarding these records upon reasonable request of the Company.

2. In conjunction with Section II.2(k), You shall provide the Company with documentation showing compliance with applicable background-check laws and regulations on any individual employees or Agents that the Company may identify as a result of its ongoing monitoring procedures. Except as stated in Subsection 3 below, the number of employees or Agents identified for such audit checks shall be reasonable in number.

3. You shall cooperate with the Company and provide the Company with documentation relevant to any regulatory examination or investigation of You or the Company, such as market-conduct exams or other investigations, by state insurance regulators or other state or federal regulators. Within forty-eight (48) hours of Your receipt of a request by the Company (made as part of or in connection with a regulatory examination or investigation), You shall provide the Company with all records related to any provision of this Agreement, Agent background checks as described in Section II.2(k) and Agent continuing education.

SECTION X--MISCELLANEOUS PROVISIONS

1. Notices. All notices or other communications given under this Agreement may be made by guaranteed overnight delivery, telecopy (including facsimile transmission), electronic mail, U.S. Postal Service delivery, or certified mail. If directed to You, notice is effective when addressed to Your last known address on file with the Company, if different from the address shown on page 1 of this Agreement. If directed to the Company, notice is effective when addressed to General Counsel, Retirement Income & Investments, 6620 West Broad Street, Building Two, Richmond, VA 23230.

2. Reservation of Rights. The Company reserves the right, in its sole discretion, upon prior written notice, to withdraw or modify Products, including but not limited to the premium rates charged and the benefits provided, and to change the underwriting guidelines or practices for Products at any time, and may unilaterally amend your Sales Compensation Plan(s) in accordance with the terms and provisions thereof. The Company shall provide you with at least thirty (30) days notice of any reduction in sales compensation rates unless such rate reduction is required to be implemented sooner for the Company to be in compliance with a regulatory or other legal requirement. Such changes will be effective only on a prospective basis beginning on the effective date of such change.

3. Entire Contract. No oral or written representations were made about this Agreement or about the relationship between You and the Company that are not set forth in this Agreement, and other than any broker-dealer sales agreement that may have been or is hereafter entered into between you and/or your broker-dealer affiliate and the Company's broker-dealer affiliate with respect to Variable

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

    Products, this Agreement (including any addendums or amendments hereto and the Sales Compensation Plans) constitutes the entire contract between You and the Company regarding the subject matter hereof. Your rights and the Company's rights are governed only by this written Agreement (and by the broker-dealer sales agreement, if applicable) and by any other subsequent written agreements or amendments hereto executed in accordance with the terms and provisions hereof. This Agreement may only be amended in writing. No oral representations or promises shall be binding on the Company.

4. Prior Agreements Superseded. This Agreement supersedes any agency agreement between the parties which was in effect immediately prior to the effective date of this Agreement. However, this provision does not impair your right to any compensation payable under such prior agreement.

5. Arbitration. Except as set forth in Subsection 6 below, any dispute arising out of or relating to this Agreement, including the breach, termination or validity of this Agreement and the arbitrability of disputes between the parties, shall be finally resolved by arbitration by three arbitrators in accordance with the CPR International Institute for Conflict Prevention and Resolution Rules for Non-Administered Arbitration; provided, however, that any such dispute need not be arbitrated while (i) a customer dispute is pending in a court of law or equity against You (or Your Agent) and the Company, and (ii) You or Your Agent are alleged to have engaged in fraud, other intentional misconduct, an illegal act, or conduct otherwise outside the scope of this Agreement. Furthermore, nothing in this provision shall prevent the Company from asserting a claim (including a counterclaim or cross-claim) against, impleading, or otherwise joining You or Your Agent to any court proceeding between the Company and a customer. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. (S)(S) 1 et seq., and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of the arbitration shall be Henrico County, Virginia. Except as may be required by law, neither party nor any arbitrator may disclose the existence, content, status or results of any arbitration hereunder without the prior written consent of both parties.

6. Equitable Relief. Each party agrees that money damages would not be a sufficient remedy for breach of the confidentiality and other obligations of this Agreement. Accordingly, in addition to all other remedies that each party may have, each party shall be entitled to specific performance and injunctive relief or other equitable relief from a court of law as a remedy for any breach of this Agreement without the requirement of posting a bond or other security. Any legal proceeding initiated pursuant to this Subsection 6 must be brought exclusively in Henrico County, Virginia, and in no other forum. All parties to this Agreement expressly consent to jurisdiction in Henrico County, Virginia.

7. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

8. Assignment. You may not assign this Agreement or any payment You become entitled to receive hereunder without the Company's prior written consent, and any attempt to do so shall be void. The Company reserves the right to assign this Agreement to any company, person or corporation controlled by or under common control with the Company at any time while this Agreement is in effect upon notice to You.

9. Waiver. If a party to this Agreement waives any provision of this Agreement, the waiver shall apply only to that provision, and not to any other provision(s) of this Agreement. No waiver shall be effective unless it is in writing and signed by a duly authorized officer of the party.

10. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

11. Counterparts. This Agreement may be executed in any number of counterpart copies, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

12. Changes in Management. You shall give the Company advance notice of all changes in the management or ownership of the General Agent. The Company reserves the right to terminate this Agreement if it does not approve of the change in the management of the General Agent. This Agreement cannot be sold, conveyed, or otherwise transferred by the General Agent.

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13. Cooperation. Each party to this Agreement shall cooperate with the other and with all governmental authorities, including, without limitation, the SEC, the NASD and any state insurance or securities regulators, and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated under this Agreement.

SECTION XI- SIGNATURE PAGE(S). The Signature Page(s) to this Agreement immediately follow this Section.

                    [Remainder of Page Intentionally Blank]

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SIGNATURE PAGE - To General Agent Agreement

In witness whereof you and the Company have entered into this Agreement through duly authorized representatives at the places and on the dates set forth below.

Executed on behalf of:

By:
         -------------------------------
Title:
         -------------------------------
Name:
         -------------------------------
                 (Print or Type)
Date:
         -------------------------------
Tax ID#:
         -------------------------------

Executed on behalf of
Genworth Life and Annuity Insurance Company
Genworth Life Insurance Company of New York
Genworth Life Insurance Company
American Mayflower Life Insurance Company ofNew York
First Colony Life Insurance Company:

By:
         -------------------------------
Title:
         -------------------------------
Name:
         -------------------------------
                 (Print or Type)
Date:
         -------------------------------

RI & I                          page 15 of 15                           3/2006